Exhibit (m)(1)(b)

                                   SCHEDULE A

                            EATON VANCE GROWTH TRUST
                              CLASS A SERVICE PLAN

Name of Fund                                                   Adoption Date
------------                                                   -------------

Eaton Vance Growth Fund                                        June 23, 1997
Eaton Vance Large-Cap Growth Fund                              December 10, 2001
Eaton Vance Small-Cap Growth Fund                              December 10, 2001
Eaton Vance-Atlanta Capital Large-Cap Growth Fund              October 20, 2003
Eaton Vance-Atlanta Capital Small-Cap Growth Fund              October 20, 2003